UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2009

US GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

99 George Street, Third Floor

Toronto, Ontario, Canada M5A 2N4

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure.

On July 15, 2009, US Gold Corporation (the “Company”) issued a press release regarding its resource estimate for the Company’s Limousine Butte Project in Nevada.  A copy of the press release is attached to this report as Exhibit 99.1.

The information furnished under this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits.  The following exhibits are furnished with this report:

99.1                           Press Release dated July 15, 2009.

Cautionary Statement

The press release furnished with this report provides a summary of certain resource estimates of the Company.  The reports that contain such estimates were prepared in accordance with NI 43-101.  As a company listed on the Toronto Stock Exchange, the Company is required to comply with NI 43-101, which requires the preparation of a technical report and includes estimates of potential mineral resources for further targeted exploration disclosed pursuant to the applicable provisions of NI 43-101.  However, reporting requirements in the United States for disclosure of mineral properties are governed by the Securities and Exchange Commission (SEC) and included in the SEC’s Securities Act Industry Guide 7 entitled “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” (“Guide 7”).  NI 43-101 and Guide 7 standards are substantially different.  For example, the SEC only permits the disclosure of proven or probable reserves, which in turn, requires the preparation of a feasibility study demonstrating the economic feasibility of mining and processing the mineralization.  The Company has not received a feasibility study with regard to any of its properties and none of its properties have any “reserves” as defined by Guide 7.  The Company cannot be certain that any part of the mineralized material at any of its properties will ever be confirmed or converted into Guide 7 compliant “reserves”.  U.S. investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that a potential mineral resource can be economically or legally extracted.

The press release uses the terms “measured resources,” “indicated resources” and “measured and indicated resources.”  We advise U.S. investors that these terms are not recognized by the SEC.  The estimation of measured resources and/or indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves as defined in Guide 7.  U.S. investors are cautioned not to assume that mineral resources in these categories will be converted into reserves.

The press release also uses the term “inferred resources.”  We advise U.S. investors that this term is not recognized by the SEC. This estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.  U.S. investors are cautioned not to assume that estimates of inferred mineral resources exist, are economically mineable, or will be upgraded into measured or indicated mineral resources.

Certain statements contained herein or in the exhibits furnished with this report made by or on behalf of the Company may contain forward-looking statements.  Such forward-looking statements are sometimes identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and involve a number of risks and uncertainties that could cause actual results to differ materially from projected results.  Factors that could cause actual results to differ materially include, among others, future drilling results, commodity prices, industry conditions, the availability of drill rigs and other support services, environmental and governmental regulations, availability of financing, judicial proceedings, force majeure events and other risks factors as described from time to time in the Company’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2008.  Most of these factors are outside the control of the Company.  Investors are cautioned not to put undue reliance on forward-looking statements.  Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

US GOLD CORPORATION

Date: July 15, 2009	By:	/s/ Perry Ing
Perry Ing, Vice President, Chief Financial Officer and Secretary

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit
Number	Description of Exhibit

99.1	Press Release dated July 15, 2009.